Exhibit 99.77(q)(a)(1)


                     AMENDMENT NO. 17 TO TRUST INSTRUMENT OF
                                 ING FUNDS TRUST

Conversion of Series, Shares and Classes, and the Abolition of a Class of Shares

                           Effective: January 3, 2007

      THIS AMENDMENT NO. 17 TO THE TRUST INSTRUMENT OF ING FUNDS TRUST, a Delaware statutory trust (the "Trust"), dated July 30, 1998, as amended (the "Trust Instrument"), reflects resolutions adopted by the Board of Trustees on November 9, 2006, with respect to the conversion of Series, Shares and classes, and the abolition of Class M shares for ING GNMA Income Fund, a series of the Trust (the "Fund"), acting pursuant to Article II, Section 2.6 and Article XI,
Section 11.8 of the Trust Instrument. The resolutions serve to permit the
Trustees:

1. to reclassify, reorganize, recapitalize or convert any issued Shares or any Series or classes thereof into one or more Series or classes of Shares; and

2.    to abolish Class M shares for ING GNMA Income Fund.

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                                 ING FUNDS TRUST

                             SECRETARY'S CERTIFICATE

      I, Theresa K. Kelety, Assistant Secretary of ING Funds Trust (the "Trust"), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of the Trust at a meeting held on November 9, 2006 with regard to the reclassification, reorganization, recapitalization or conversion of any Shares, Series or classes, and the abolition of Class M shares for ING GNMA Income Fund:

            RESOLVED, that pursuant to Article XI, Section 11.8 of the Trust Instrument, dated July 30, 1998 (the "Trust Instrument"), Article II,
      Section 2.6 is hereby amended as follows (amendments are underlined):

            2.6 Establishment of Series and Classes. [...] The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Series of the Trust or any class thereof, to establish and designate and to change in any manner such Series of Shares or any classes of initial or additional Series and to fix such preferences, voting powers, right and privileges of such Series or classes thereof as the Trustees may from time to time determine, to divide and combine the Shares of any Series or classes thereof into a greater or lesser number, to classify, reclassify, reorganize, recapitalize or convert, any issued Shares or any Series or classes thereof into one of more Series or classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable.[...]

            FURTHER RESOLVED, that the Plan of Recapitalization in the form attached, together with any non-material changes approved by the officers of the Trust ("Plan of Recapitalization"), is approved; and

            FURTHER RESOLVED, that such Plan of Recapitalization is intended to be a plan of reorganization within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended; and

            FURTHER RESOLVED, that pursuant to Article II, Section 2.6 and
      Article XI, Section 11.8 of the Trust Instrument, as amended above, and the Plan of Recapitalization, all Class M shares, whether issued or unissued, of ING GNMA Income Fund shall, as of the Closing as provided in the Plan of Recapitalization, be converted into Class A shares, the Class M designation shall

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      hereby be abolished at such time as determined by the officers of the
      Trust; and the officers of the Trust are authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary in furtherance of the foregoing; and

            FURTHER RESOLVED, that the Multiple Class Plan of the Trust be and hereby is amended, in substantially the form attached, to remove references to the Class M share designation; and

            FURTHER RESOLVED, that the Amended and Restated Service and Distribution Plan, dated August 20, 2002, with respect to the Class M shares shall be terminated in accordance with its provisions as of the Closing as provided in the Plan of Recapitalization; and

            FURTHER RESOLVED, that the officers of the Trust are hereby authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an Amendment to the Trust Instrument, to effect the Plan of Recapitalization and to effect the abolition of the Class M share designation, including, in each case, the modification of any agreements and plans to which the Fund is a party to remove the Class M share designation, to amend or supplement the prospectus and statement of additional information for the Trust, to make any disclosure such officers deem appropriate, and to take all other actions to effect the foregoing as the officers of the Trust deem appropriate.


                                    /s/ Theresa K. Kelety
                                    ------------------------------------
                                    Theresa K. Kelety, Assistant Secretary


Dated: __________________